EXHIBIT 99.1

Tower Automotive, Inc.	Contacts:
27175 Haggerty Road	Financial: Tom Kerns (248) 675-6359
Novi, Michigan 48377	Media: Sharon Wenzl (248) 675-6253

FOR IMMEDIATE RELEASE

Tower Automotive Revises Third-Quarter 2004 Expectations

     NOVI, Mich., Oct. 5, 2004 — Tower Automotive, Inc. (NYSE: TWR) today announced that it expects earnings to be down as a result of lower vehicle production volumes in North America, continued escalation of steel costs and, to a lesser extent, higher launch costs on new business. Tower expects to report a third-quarter 2004 net loss of between $22.5 million and $25 million, or $0.39 to $0.43 per diluted share. This compares to previous guidance for the third-quarter 2004 of a net loss of between $10.4 million and $12.8 million, or $0.18 to $0.22 per diluted share. These net loss and diluted loss per share estimates exclude restructuring charges and certain non-recurring, non-cash charges. Revenues have softened for the quarter to a range of $710 million to $720 million versus previous guidance of between $725 million and $735 million. Liquidity as of September 30, 2004, is expected to be in excess of $115 million.

     “The combination of lower production volumes on our key platforms in North America, along with continued steel cost increases, added further challenges to the third quarter,” stated Kathleen Ligocki, president and chief executive officer of Tower Automotive. “Additionally, even though our launch costs on one major launch are running slightly above plan, it is important to point out that we have met all of our timing and quality commitments to our customers.”

     Tower Automotive will give guidance for the fourth-quarter 2004 in connection with the third-quarter 2004 earnings release.

About Tower Automotive

     Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis

(more)

Tower Automotive Revises 2004 Third-Quarter Expectations — Page 2

modules and systems, and suspension components. The company is based in Novi, Mich. Additional company information is available at www.towerautomotive.com.

Forward-Looking Statements

     This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

     Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (ix) changes in general economic conditions in the United States and Europe; and (x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

###